(27)(viii)
Employment Agreement between JBX Online, Inc. and John Boudreaux, dated January 15, 1999.


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This Agreement for Employment is made on the 15th day of January, 1999 by and between JBX Online, Inc. (hereinafter referred to as "Employer" or "Company") and John Boudreaux (hereinafter referred to as "Employee").

The Employer shall employ Employee subject to the following terms and conditions.

1.    Employment for the above Employee shall commence on January 15, 1999.

2. The following duties and responsibilities shall be competently performed by the Employee:

      President and Chief Technology Officer

      1. Employee, during the continuance of his employment by the Company, shall use his best efforts in the selection and supervision of personnel, the conception, organization, execution and coordination of operating merchandising and expansion programs, and the application thereto of progressive techniques, controls, systems and procedures, as required to improve sales, reduce expenses and otherwise increase profitability and protect and enhance the image of the Company in relation to its personnel and the public.

      2. Employee, in the fulfillment of such responsibilities and the performance of such duties, shall be accountable to and be subject to the direction and control of the Company's Board of Directors.

      3. Employee shall devote as much of his time and attention and energies and services as is reasonably needed for the fulfillment of such responsibilities and performance of such duties, serve on such committees to which the Company may appoint him from time to time, exert his best efforts to improve the business and condition of the Company.

In addition to the duties stated above, the Employee shall perform such further and other duties required by the Employer.

3. The Employee shall work such hours as are required by the Employer for the employee to competently perform the duties of his position. The Employee shall use his or her best efforts on behalf of the Employer.

4. The Employee shall comply with all stated standards of performance, policies, rules and regulations. The Employee shall also comply with such future Employer policies, rules, regulations, performance standards and manuals as may be published or amended from time to time.

5. Employment under this Agreement shall commence on January 15, 1999 and shall continue undisturbed unless terminated prior to such time for cause.

6. The Employer shall make payment to the Employee a set amount as compensation for services rendered. The Employee agrees to accept the sum of $52,000 per year, payable weekly, in the amount of $1000. In addition to the above compensation, the Employee will be entitled to the following "fringe benefits".

      1.    Two weeks paid vacation per year.

      2.    Holidays, personal and sick days as allowed all employees

      3.    Single person health care insurance plan when available.

      4.    Industry related dues and subscriptions, $1000.00 annually

      5.    Automobile expenses of $500.00 monthly

      6.    Cellphone/pager expense of $100.00 monthly


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7. As further inducement, Company agrees to pay employee one hundred thousand dollars ($100,000) as follows, four installments of five thousand dollars ($5,000.00), first installment due 2-15-99, second due 3- 15-99, third due 4-15-99, fourth 5-15-99, and eighty thousand dollars ($80,000) in stocks, warrants, or options at Company's sole discretion, due on or before 01-01-2000.

7. Employee shall be entitled to participate in any Employee Stock Option Plan that the Company may establish in the future. Such participation shall be on the same basis as all other executive employees.

8. Company's Board of Directors will evaluate Employee's salary compensation on or before July 15, 1999 and annually thereafter.

9. This contract of employment may terminate upon the occurrence of any of the following events: (a) The death of the Employee; (b) The failure of the Employee to perform his duties satisfactorily after notice or warning thereof; c) for just cause based upon non-performance of duties by Employer; (d) Economic reasons of the Employer which may arise during the term of this Agreement and which may be beyond the control of the Employer.

10. During the course of his/her employment, the undersigned shall promptly disclose in writing to the Company all inventions, discoveries, concepts, developments and innovations, conceived in whole or in party by the undersigned or through assistance of the undersigned, directly or indirectly. Such shall be disclosed whether conceived or developed during working hours or not, which (a) Result from any work performed on behalf of the Company, or pursuant to a research project for the Company, or (b) Relate in any manner to the existing business of the Company, or c) Result from the use of the Company's time, material, employees or facilities.

11. All rights, titles and interests to said inventions, concepts or innovations are hereby assigned by the undersigned solely and completely to the Company, its successors and assigns.

12. At the Company's request, the undersigned shall execute specific assignments to any such invention, concept or innovation and execute, acknowledge and deliver any additional documents required to obtain letters, patent, trademark or copyright in any jurisdiction. The undersigned shall also, at the Company's request and expense, assist in the defense and prosecution of said letters, patent, trademark or copyright as may be required by the Company. This provision shall survive termination of employee with the Company.

13. The Employee agrees that upon the termination of employment with said Employer, that he shall not compete with the business of the Company, its successors, or its assignees, neither shall he directly or indirectly undertake or assist in the solicitation of any customer or account of the Employer existing during the course of his employment with the Employer for a period of one year or

      1. Induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director or other participant in Company's business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the employee is a participant in any capacity whatsoever, or any other business organization in competition with Company's business; or

      2. Use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill or other intangible property used or useful in connection with the Company's business.

14. This Agreement may not be assigned without prior notice by either party. Such assignment is subject to the mutual consent and approval of any such assignment


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15. This Agreement constitutes the complete understanding between the parties, unless amended by a subsequent written instrument signed by the employer and employee. Any dispute under this contract shall be required to be resolved by binding arbitration or mediation.

/s/ John Boudreaux                       /s/ Garland E. Harris, CEO
John Boudreaux                           Garland E. Harris, CEO
Employee                                 JBX Online, Inc.


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